Exhibit 3.1

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

EVOFEM BIOSCIENCES, Inc.

Evofem Biosciences, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies that:

FIRST: The name of this Corporation is Evofem Biosciences, Inc.

SECOND: That the Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the DGCL, duly adopted the resolutions approving the amendment to the Amended and Restated Certificate of Incorporation and declared that said amendment to be advisable and in the best interests of the Corporation. The resolutions provide that the Amended and Restated Certificate of Incorporation be further amended as set forth below.

THIRD: The Amended and Restated Certificate of Incorporation is hereby amended by deleting in its entirety the first paragraph of Article IV thereof and inserting the following in lieu thereof:

“The total number of shares of all classes of stock which the Corporation shall have authority to issue is 3,005,000,000 shares, consisting of (a) 3,000,000,000 shares of Common Stock, $0.0001 par value per share (the “Common Stock”) and (b) 5,000,000 shares of Preferred Stock, $0.0001 par value per share (the “Preferred Stock”).”

FOURTH: That thereafter, pursuant to resolution of its Board of Directors, at the annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the DGCL, at which annual meeting the necessary number of shares as required by applicable law were voted in favor of the amendment, and such amendment was duly adopted in accordance with the provisions of Sections 222 and 242 of the DGCL.

FIFTH: The foregoing amendment shall be effective upon the Effective Time and filing of this Certificate of Amendment with the Secretary of State of the State of Delaware.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by a duly authorized officer this 14th day of September, 2023.

Evofem Biosciences, Inc.

By:	/s/ Saundra Pelletier
Name:	Saundra Pelletier
Title:	Chief Executive Officer

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